                                                                     EXHIBIT 5.3

                                             [MAYER, BROWN, ROWE & MAW LLP LOGO]

July 2, 2004                                        Mayer, Brown, Rowe & Maw LLP
                                                            700 Louisiana Street
                                                                      Suite 3600
                                                       Houston, Texas 77002-2730

                                                         Main Tel (713) 221-1651
                                                         Main Fax (713) 224-6410
                                                          www.mayerbrownrowe.com

To:  The Addressees Listed on
     Schedule I Attached Hereto

Re:  Nalco Resources Investment Company; Paper Chemicals, Inc; and
     Visco Products Company

Ladies and Gentlemen:

         We have been engaged as special counsel to Nalco Resources Investment
Company, a Texas corporation, Paper Chemicals, Inc, a Texas corporation, and
Visco Products Company, a Texas corporation (each of the foregoing entities, a
"Texas Company" and collectively, the "Texas Companies") for the purpose of issuing this legal opinion to you in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Nalco Company, a Delaware corporation (the "Issuer"), Nalco Holdings LLC, a Delaware limited liability company ("Holdings") and certain subsidiaries of the Issuer named in Exhibit
21.1 to the Registration Statement (individually, a "Subsidiary Guarantor" and collectively with Holdings, the "Guarantors") with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of $665,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2011 (the "Dollar Senior Exchange Notes"),
(euro)200,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2011
(the "Euro Senior Exchange Notes"), $465,000,000 aggregate principal amount of
8 7/8% Senior Subordinated Notes due 2013 (the "Dollar Senior Subordinated
Exchange Notes") and (euro)200,000,000 aggregate principal amount of 9% Senior
Subordinated Notes due 2013 (the "Euro Senior Subordinated Exchange Notes" and,
together with the Dollar Senior Exchange Notes, the Euro Senior Exchange Notes
and the Dollar Senior Subordinated Exchange Notes, the "Exchange Securities").

         The Dollar Senior Exchange Notes and the Euro Senior Exchange Notes
will be issued under an indenture (the "Senior Indenture"), dated as of November
4, 2003, among the Issuer, the Guarantors and The Bank of New York, as Trustee,
as supplemented by a supplemental indenture, dated as of November 12, 2003 among the Issuer, the New Guarantors (as defined therein) and the Trustee, and the
Dollar Senior Subordinated Exchange Notes and the Euro Senior Subordinated
Exchange Notes will be issued under an indenture (the "Senior Subordinated
Indenture" and, together with the Senior Indenture, the "Indentures"), dated as of November 4, 2003, among the Issuer, the Guarantors and The Bank of New York, as Trustee, as supplemented by a supplemental indenture, dated as of November
12, 2003 among the Issuer, the New Guarantors (as defined therein) and the
Trustee.

July 2, 2004

         The Dollar Senior Exchange Notes will be offered by the Issuer in exchange for $665,000,000 aggregate principal amount of its outstanding 7 3/4%
Senior Notes due 2011; the Euro Senior Exchange Notes will be offered by the
Issuer in exchange for (euro)200,000,000 aggregate principal amount of its outstanding 7 3/4% Senior Notes due 2011; the Dollar Senior Subordinated
Exchange Notes will be offered by the Issuer in exchange for $465,000,000 aggregate principal amount of its outstanding 8 7/8% Senior Subordinated Notes due 2013 and the Euro Senior Subordinated Exchange Notes will be offered by the
Issuer in exchange for (euro)200,000,000 aggregate principal amount of its outstanding 9% Senior Subordinated Notes due 2013.

         We have represented the Issuer, its predecessors and certain of its subsidiaries in connection with various transactions from time to time, but are not representing the Issuer, Holdings or their respective subsidiaries generally in connection with the transactions described in the Registration Statement.

         In connection with our preparation of this legal opinion, we have examined and are familiar with the copies of the following documents and certificates that you have provided to us:

              (i)    the Indentures;

              (ii)   the Registration Statement;

              (iii)  a certificate of the Secretary of each Texas Company (each such certificate, an "Original Certificate" and
                     collectively, the "Original Certificates"), dated as of
                     November 4, 2003, certifying (a) that attached thereto are true and complete copies of the Articles of Incorporation
                     and the Bylaws of such Texas Company (the "Organizational
                     Documents"), in each case as amended through the date
                     thereof, (b) that no corporate proceedings relating to or
                     contemplating the dissolution of such Texas Company have
                     been commenced, (c) that the resolutions relating to the
                     subject matter hereof attached thereto were duly adopted by the board of directors and that such resolutions have not
                     been amended, rescinded or modified since their adoption
                     and remain in full force and effect as of the date thereof and (d) certifying as to the incumbency of the officers of such Texas Company; and

              (iv)   a certificate of the Secretary of each Texas Company
                     (together with the related Original Certificate, the
                     "Secretary's Certificates"), dated as of the date hereof
                     certifying (a) that since the date of the related Original
                     Certificate, no corporate action or proceeding has been
                     taken, either for the purpose of effecting any amendment to or modification of the related Organizational Documents, or for the purpose of effecting the merger, liquidation or
                     dissolution of such Texas Company, (b) that since the date of the related Original Certificate, no corporate action or proceeding has been taken for the

July 2, 2004

                     liquidation, dissolution or sale of all or substantially
                     all of the assets of such Texas Company and (c) that the
                     resolutions certified in the related Original Certificate
                     have not been amended, rescinded or modified since their
                     adoption and remain in full force and effect as of the date hereof.

         We have also examined such corporate and other documents and records and other certificates, opinions and instruments as we have deemed necessary to form the basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, without independent investigation, relied upon all of the foregoing and upon the certificates described above. In our examination, and for all purposes of the opinions expressed in this letter, we have assumed, with your permission, and without independent investigation, that:

         (a)  the signatures of individuals signing all documents in connection with which this opinion is rendered are genuine and authorized;
              and

         (b)  all documents submitted to us as copies, whether certified or not, conform to the authentic original documents.

         For purposes of this opinion, we have not made an independent review of any documents, instruments, contracts, or agreements other than the Registration
Statement, the Indentures, the Secretary's Certificates of each of the Texas
Companies and any other materials and documents described herein.

         Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

         (1)  The Indentures have been duly authorized, executed and delivered by each Texas Company.

         (2)  The execution, delivery and performance by each Texas Company of the Indentures do not and will not violate the laws of the State of Texas.

         Our opinions expressed herein are limited to the laws of the State of
Texas as those laws are in effect at the time of the execution of the
Indentures. We express no opinion, and we assume no responsibility with respect to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction.

         We express no opinion as to the legality, validity or enforceability of the Indentures. Furthermore, we express no opinion as to the effect of compliance or non-compliance of any party to the Indentures with any laws or regulations applicable because of the legal or regulatory status or the nature of the business of such party. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the opinions expressly stated herein.

July 2, 2004

         This opinion letter is rendered for the sole benefit of the addressees hereof and no other person or entity is entitled to rely hereon. Notwithstanding the foregoing, a copy of this opinion letter may be furnished to Simpson Thacher
& Bartlett LLP ("STB") solely for the purpose of STB's preparation of its opinion letter regarding the validity of the Exchange Securities. Neither the addressees, STB nor any other person or entity is entitled to rely hereon for any other purpose. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, published, circulated or referred to in any other document.

         This opinion speaks only as of the date hereof. We assume no obligation to advise any addressee, the Trustee or other person of any change of law or fact that may occur after the date hereof which change may affect the legal analysis, any legal conclusion or any assumption contained in this opinion.

         We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement, which will be filed as part of Amendment No. 1 to the Registration Statement.

                                         Sincerely,

                                         /s/ Mayer, Brown, Rowe & Maw LLP

                                         Mayer, Brown, Rowe & Maw LLP

                                   SCHEDULE I

Nalco Resources Investment Company
c/o Nalco Company
1601 W. Diehl Road
Naperville, Illinois 60563

Paper Chemicals, Inc.
c/o Nalco Company
1601 W. Diehl Road
Naperville, Illinois 60563

Visco Products Company
c/o Nalco Company
1601 W. Diehl Road
Naperville, Illinois 60563

Nalco Company
1601 W. Diehl Road
Naperville, Illinois 60563

Nalco Holdings LLC
c/o Nalco Company
1601 W. Diehl Road
Naperville, Illinois 60563